AMENDMENT NO. 1 TO
                        RAMTRON INTERNATIONAL CORPORATION
                       1989 NONSTATUTORY STOCK OPTION PLAN

Ramtron International Corporation's 1989 Nonstatutory Stock Option Plan (the "Plan") shall be amended as follows:

The text of Section 2(g) of the Plan, entitled "Disinterested Person," is hereby deleted in its entirety.

A new sub-section is hereby inserted as sub-section (g) to read in its entirety as follows:

     "Non-Employee Director" shall have the meaning of such term under, and shall be interpreted in a manner consistent with, Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"). "Director" shall mean a duly elected and qualified member of the Board.

The text of Section 2(m) of the Plan, entitled "Plan," is hereby amended to read in its entirety as follows:

     "Plan" shall mean this 1989 Nonstatutory Stock Option Plan, as amended from time to time.

The second paragraph of Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

     The Board may at any time appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may prescribe. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the event the Company has a class of equity securities registered under Section 12 of the Exchange Act and unless the Board determines otherwise, from the effective date of such registration until six months after the termination of such registration, all grants of Options to persons subject to the provisions of Section 16(b) of the Exchange Act shall be made by the Board or in accordance with the recommendations of a Committee of two or more persons having full authority to act in the matter and all of whom are Non-Employee Directors.

Dated:  October 24, 1996